UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

PARK NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

50 North Third Street, P.O. Box 3500 Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 349-8451

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common shares, without par value	PRK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 20, 2020, Park National Corporation (the “Company”) completed the issuance and sale (the “Offering”) of $175,000,000 aggregate principal amount of its 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Offering was completed pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-227943) (including a base prospectus) filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2018, as supplemented by the prospectus supplement dated August 17, 2020, and filed with the SEC on August 19, 2020 (the “Prospectus Supplement”).

In connection with the Offering, the Company and its national bank subsidiary, The Park National Bank (“PNB”), entered into an Underwriting Agreement, dated August 17, 2020 (the “Underwriting Agreement”), with Piper Sandler & Co. The Notes were sold at an underwriting discount of 1.00%, resulting in net proceeds to the Company of approximately $173,250,000 before deducting expenses of the Offering. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include providing capital to support the Company’s growth organically or through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures, repurchasing the Company’s common shares and for investments in PNB as regulatory capital. The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes in the Offering, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Notes were issued under the Indenture, dated as of August 20, 2020 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of August 20, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee.

From time to time, the Company and some of the Company’s subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with U.S. Bank National Association in the ordinary course of business. The Company also maintains banking and lending relationships with U.S. Bank National Association and its affiliates in the ordinary course of business. These banking relationships include U.S. Bank National Association providing the Company with general banking services and serving as the lender under the Credit Agreement dated as of May 18, 2016, as amended, between the Company and U.S. Bank National Association.

From and including the August 20, 2020 date of issuance to, but excluding, September 1, 2025, or the earlier redemption date, the Notes will bear interest at an initial fixed rate of 4.50% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2021. From and including September 1, 2025 to, but excluding the maturity date, September 1, 2030, or earlier redemption date (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate, which is expected to be Three-Month Term SOFR (each as defined in the Prospectus Supplement under “Description of the Subordinated Notes —Payment of Principal and Interest”), plus a spread of 439 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears; provided, however, that if the Benchmark rate is less than zero, then the Benchmark rate shall be deemed to be zero.

The Company may, at its option, beginning with the interest payment date of September 1, 2025 and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the holders of the Company’s senior indebtedness and of the Board of Governors of the Federal Reserve System (the ‘‘Federal Reserve’’) to the extent the approval of the Federal Reserve is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.

The Company may redeem the Notes, in whole but not in part, at any time, including prior to September 1, 2025, subject to obtaining the prior approval of the holders of the Company’s senior indebtedness and of the Federal Reserve to the extent the approval of the Federal Reserve is then required under the capital adequacy rules of the Federal Reserve, if (i) a change or prospective change in law occurs that could prevent the Company from deducting, in whole or in part, interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes, plus any accrued and unpaid interest thereon to but excluding the redemption date.

There is no sinking fund for the Notes. The Notes rank junior to all of the Company’s existing and future senior indebtedness, including (i) the $37.5 million aggregate amount of indebtedness outstanding as of June 30, 2020 under the term note of the Company issued to U.S. Bank National Association on June 20, 2019, (ii) any amounts that the Company may borrow in the future under the Company’s $15 million revolving line of credit, in each case pursuant to the Credit Agreement with U.S. Bank National Association, and (iii) any other amounts that the Company may borrow from U.S. Bank National Association at any time in the future that is not itself described as subordinated debt.  In addition, the Notes are effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all of the existing and future indebtedness, liabilities and other obligations of the Company’s subsidiaries, including the deposit liabilities and claims of other creditors of the Company’s bank subsidiary, PNB. The Notes are equal in right of payment with any of the Company’s existing and all of its future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes. The Notes will rank senior in right of payment to (i) the existing $15.0 million aggregate principal amount of the Company’s obligations relating to junior subordinated debt securities issued to the Company’s capital trust subsidiary and (ii) any of the Company’s future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to indebtedness such as the Notes. The Notes are the obligations of the Company only and are not obligations of, and are not be guaranteed by, any of the Company’s subsidiaries.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of (i) the Underwriting Agreement, (ii) the Base Indenture, (iii) the First Supplemental Indenture and (iv) the form of the Notes, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01          Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits

1.1	Underwriting Agreement, dated August 17, 2020, by and among Park National Corporation, The Park National Bank and Piper Sandler & Co.
4.1	Indenture, dated as of August 20, 2020, between Park National Corporation and U.S. Bank National Association
4.2	First Supplemental Indenture, dated as of August 20, 2020, between Park National Corporation and U.S. Bank National Association
4.3	Form of 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (included in Exhibit 4.2 of this Current Report on Form 8-K)
5.1	Opinion of Vorys, Sater, Seymour and Pease LLP
23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1 of this Current Report on Form 8-K)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

Date:  August 20, 2020